HHM

CERTIFIED PUBLIC ACCOUNTANTS

CHATTANOOGA | MEMPHIS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-223425, 333-225217, 333-226514 and 333-228483 on Form S-3 and Registration Statements Nos. 333-219203, 222-223428 and 333-226440 on Form S-8 of our report dated October 22, 2018 relating to the financial statements of Wholesale, Inc. for the years ended December 31, 2017, 2016 and 2015 appearing in this Form 8-K/A.

Henderson Hutcherson & McCullough, PLLC

Chattanooga, Tennessee
January 11, 2019